Exhibit 24

United Continental Holdings, Inc.

Authorization and Designation to Sign and File
Section 16 Reporting Forms

The undersigned, a director and/or executive officer of United Continental Holdings, Inc., a Delaware corporation
(the "Company"),does hereby authorize and designate
Sucheta Misra, Barbara Thomas or Sarah E. Hagy to sign and file on my behalf any and all Forms 3,4,5 and Form ID relating to equity securities of the Company with the Securities and Exchange Commission (the "SEC") pursuant to the requirements of
Section 16 of the Securities Exchange Act of 1934, as amended ("Section 16"). The undersigned revokes any prior Authorization and Designation to Sign and File Section 16 Reporting Forms.
This authorization, unless earlier revoked in writing, shall be valid until the undersigned's reporting obligations under
Section 16 with respect to securities of the Company shall cease.

IN WITNESS WHEREOF, the undersigned has executed this Authorization and Designation this 28th day of April, 2011.

Signature:	/s/	Robert Edwards
Printed Name:		Robert Edwards
Position: 		Senior Vice President and
			Chief Information Officer